SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☒ Soliciting Material Pursuant to Rule 14a-12

IGN ENTERTAINMENT, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

Filed by IGN Entertainment, Inc. Pursuant to Rule 14a-12 of the Securities Exchange Act of 1934

Subject Company: IGN Entertainment, Inc. Commission File No.: 000-29121

This filing relates to the proposed merger between IGN Entertainment, Inc. and GHP Acquisition Corp., pursuant to an Agreement and Plan of Merger, dated as of May 2, 2003. The Agreement and Plan of Merger was filed by IGN Entertainment, Inc. under cover of Form 8-K on May 5, 2003 and is incorporated by reference into this filing.

PRESS RELEASE

On May 2, 2003, IGN Entertainment, Inc. issued the following press release:

[LOGO OF IGN.COM]	IGN Entertainment, Inc.

PRESS RELEASE

FOR IMMEDIATE RELEASE

CONTACT:

Elizabeth Drucker

Director, Investor Relations

& Corporate Communications

IGN Entertainment, Inc.

415-508-2622 / edrucker@ign.com

IGN Announces Going-Private Transaction

San Francisco, CA, May 2, 2003 – IGN Entertainment (Nasdaq: IGNX) – home to IGN.com®, the web’s largest information and entertainment destination for video gamers – today announced the signing of a definitive agreement for the merger of IGN Entertainment, Inc. with a new corporation formed and majority-owned by Great Hill Partners, LLC. IGN co-founders Chris Anderson and Mark Jung (IGN’s Chairman and Chief Executive Officer, respectively) will hold minority interests in the new company, and each has agreed in writing to vote in favor of the merger. IGN will be the surviving corporation in the merger. Following the transaction, IGN will no longer be publicly traded.

Under the terms of the agreement, the new corporation will pay $12 per share in cash for each of IGN’s outstanding shares of common stock.

A special independent committee of the Board of Directors as well as IGN’s full Board, excluding Anderson and Jung, have approved the transaction and definitive agreement. In reaching its decision, the special committee and the Board received a fairness opinion from IGN’s financial advisor, Alliant Partners. The closing of the transaction is subject to a number of conditions, including approval by a majority of IGN stockholders.

Where You Can Find Additional Information

Investors and security holders of IGN are advised to read the proxy statement regarding the merger referenced in the foregoing information, when it becomes available, because it will contain important information. IGN expects to mail a proxy statement about the merger to its stockholders and will file such proxy statement with the Securities and Exchange Commission. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by the companies at the Securities and Exchange Commission’s web site at http://www.sec.gov. The proxy statement and such other documents may also be obtained from IGN by directing such requests to IGN’s Investor Relations Department at 3240 Bayshore Boulevard, Brisbane, CA 94005.

IGN and its officers and directors may be deemed to be participants in the solicitation of proxies from its stockholders with respect to the transactions contemplated by the merger agreement. Information regarding such officers and directors is included in IGN’s Annual Report on Form 10-K for the year ended December 31, 2002 filed with the Securities and Exchange Commission on

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IGN Announces Going Private Transaction

March 21, 2003, as amended by Amendment No. 1 to such Form 10-K filed with the Securities and Exchange Commission on April 30, 2003.

These documents are available free of charge at the Securities and Exchange Commission’s Web site at http://www.sec.gov and from the IGN contact listed above.

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